UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

TRIPLE-S MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Puerto Rico (State or other jurisdiction of incorporation or organization)	66-0555678 (I.R.S. Employer Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico (Address of principal executive offices)	00920 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $1.00 per share	Name of each exchange on which each class is to be registered New York Stock Exchange (NYSE)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form 8-A/A is being filed to reflect the change in name of the capital stock of Triple-S Management Corporation, a Puerto Rico Corporation (the “Company”), which was previously registered as the “Class B Common Stock, $1.00 par value” (the “Class B Common Stock”) under the Securities Exchange Act of 1934 pursuant to the Company’s Form 8-A filed on December 3, 2007.  On April 30, 2021, the Company’s stockholders approved the amendment of the Company’s Articles of Incorporation to rename the Company’s Class B Common Stock as the “Common Stock, par value $1.00 per share”.  The Amended and Restated charter was filed with the Secretary of State of Puerto Rico on May 4, 2021 and became effective on the same date.

Item 1.	Description of Registrant’s Securities to be Registered.

Information with respect to the Company’s Common Stock, par value $1.00 per share is incorporated herein by reference to the section captioned “Item 1: Description of Registrant’s Securities to be Registered” in the Company’s Form 8-A filed on December 3, 2007.

Item 2.	Exhibit.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws (included as Exhibit 3.3 to Triple-S Management Corporation’s Current Report on Form 8-K, filed on June 11, 2010, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 5, 2021

TRIPLE-S MANAGEMENT CORPORATION

By:	/s/ Roberto García Rodríguez
Name:	Roberto García Rodríguez
Title:	President and CEO